United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2015

UNION BANKSHARES CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	0-20293	54-1598552
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1051 East Cary Street

Suite 1200

Richmond, Virginia 23219

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (804) 633-5031

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Shareholder Approval of Union Bankshares Corporation Stock and Incentive Plan

As Union Bankshares Corporation (the “Company”) has previously disclosed, the Union Bankshares Corporation Stock and Incentive Plan (the “Amended and Restated SIP”) was approved by the Company’s shareholders at the 2015 Annual Meeting of Shareholders (the “Annual Meeting”) held on April 21, 2015. The Amended and Restated SIP was adopted by the Board of Directors, subject to shareholder approval, on January 29, 2015, based on the recommendation of the Compensation Committee of the Board of Directors (the “Committee”). The Amended and Restated SIP, which became effective upon shareholder approval at the Annual Meeting, amends and restates the Union First Market Bankshares Corporation 2011 Stock Incentive Plan (the “2011 SIP”), which was originally approved by shareholders on April 26, 2011. Outstanding awards granted under the 2011 SIP remain outstanding in accordance with their terms.

The Amended and Restated SIP amends the 2011 SIP in certain ways, including, but not limited to, the following:

•	increases the maximum number of shares of the Company’s common stock issuable under the plan (since the 2011 SIP became effective on April 26, 2011) to 2,500,000, an increase of 1,500,000 shares;
•	adds non-employee members of the Board of Directors of the Company and certain subsidiaries, including members of regional advisory boards, as potential participants;
•	requires a minimum performance period of one year (subject to accelerated vesting under certain circumstances) for equity awards that are subject to performance criteria;
•	modifies the change in control provision to encourage the use of “double-trigger” acceleration in certain situations; and
•	adds language expressly subjecting all awards under the Amended and Restated SIP to the terms of any recoupment, clawback, or similar policy in effect at the Company from time to time.

The purpose of the Amended and Restated SIP is to promote the success of the Company by providing greater incentive to key employees and non-employee directors to associate their personal interests with the long-term financial success of the Company, including its subsidiaries, and with growth in shareholder value, consistent with the Company’s risk management practices. The Amended and Restated SIP is designed to provide flexibility to the Company in its ability to motivate, attract, and retain the services of key employees and non-employee directors upon whose judgment, interest, and special effort the successful conduct of the Company’s operations largely depends.

The Amended and Restated SIP authorizes the granting of stock options, restricted stock, restricted stock units, stock awards, performance share units, and performance cash awards, and eliminates the catch-all category of “other stock-based awards” under which certain such awards were made under the 2011 SIP. Awards may be granted to key employees and to non-employee directors, including members of regional advisory boards, of the Company and certain of its subsidiaries, as determined by the Committee, which has been appointed to administer the Amended and Restated SIP.

Subject to the right of the Company’s Board of Directors to terminate the Amended and Restated SIP at any time, awards may be granted under the Amended and Restated SIP until April 20, 2025, after which date no further awards may be granted. Any awards granted under the Amended and Restated SIP that are outstanding on April 20, 2025 will remain outstanding in accordance with their terms.

Subject to adjustment in the event of certain changes in the Company’s capital structure, the maximum number of shares of the Company’s common stock that may be issued under the Amended and Restated SIP is 2,500,000, which includes awards issued since the 2011 SIP became effective on April 26, 2011. Shares of common stock related to awards that terminate, expire, or lapse for any reason without the issuance of such shares and shares of common stock related to restricted stock awards that are forfeited will not count against this maximum.

The Amended and Restated SIP increases the annual per-participant limit for equity awards and establishes an annual per-participant limit for the new category of cash awards. The maximum number of shares with respect to which equity awards may be granted in any calendar year to a participant under the Amended and Restated SIP is 150,000 shares in the aggregate, and the maximum dollar amount of cash awards that may be granted in any calendar year to a participant under the Amended and Restated SIP is $2,500,000 in the aggregate.

The Committee has the authority under the Amended and Restated SIP to select participants and to grant awards on terms the Committee considers appropriate, subject to the provisions of the Amended and Restated SIP. The Committee has the authority, among other things, to interpret the Amended and Restated SIP, to adopt, amend or waive rules or regulations for the plan’s administration, and to make all other determinations for administration of the Amended and Restated SIP. The Committee may delegate its authority under the Amended and Restated SIP to the Company’s Chief Executive Officer and/or Chief Financial Officer, except in the case of awards to directors and certain executive officers.

The Amended and Restated SIP is intended to permit the Company to grant awards that qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code, as well as awards that do not so qualify. The Amended and Restated SIP does not require that awards actually qualify as performance-based compensation under Section 162(m).

The foregoing description of the Amended and Restated SIP is only a summary and is qualified in its entirety by reference to the more detailed description of the Amended and Restated SIP contained in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) on March 11, 2015 and to the full text of the Amended and Restated SIP filed with the SEC on April 23, 2015 as Exhibit 99.1 to the Company’s registration statement on Form S-8, both of which are incorporated herein by reference.

Awards to Certain Executive Officers under Union Bankshares Corporation Stock and Incentive Plan

Following the Annual Meeting, on April 21, 2015, the Board of Directors approved grants of performance share unit awards under the Amended and Restated SIP to the following named executive officers in the following amounts (the “PSUs”):

Executive	Target Number of Performance Share Units
G. William Beale	7,783
Robert M. Gorman	3,233
John C. Neal	2,467
D. Anthony Peay	2,857
Elizabeth M. Bentley	1,854

The PSUs have a grant date of April 24, 2015 and will be payable in shares of Company common stock to the extent they become vested and payable, on the basis of one share per vested and payable PSU. Subject to earlier forfeiture or accelerated vesting under circumstances described in the performance share unit agreement, the PSUs will vest and be paid during the first 60 days of 2018, to the extent the performance conditions are satisfied.

The level of vesting of the PSUs will be based on the Company’s achievement of total shareholder return (defined as the increase in stock price plus dividends paid divided by beginning stock price) (“TSR”) for the period January 1, 2015 through December 31, 2017 as compared to the TSR for the same period of each of the banks comprising the KBW Regional Banking Index as of December 31, 2017 (the “peer group”), as determined by the Committee. The beginning and ending stock prices for the TSR calculations for each company will be the average closing price for the first 15 trading days and last 15 trading days, respectively, of the performance period.

Company TSR performance at the 25th percentile of the peer group’s TSR performance will result in the vesting of 10% of the target number of PSUs. Company TSR performance at the 50th percentile of the peer group’s TSR performance will result in the vesting of 100% of the target number of PSUs. Company TSR performance at the 75th percentile of the peer group’s TSR performance will result in the vesting of 150% of the target number of PSUs. Company TSR performance at the 100th percentile of the peer group’s TSR performance will result in the vesting of 200% of the target number of PSUs. Company TSR performance between the stated percentiles will be calculated using straight line interpolation. Company TSR performance below the 25th percentile of the peer group’s TSR performance will result in no vesting of the PSUs. Any PSUs that do not vest will be forfeited.

The PSUs were approved by the Board of Directors on the recommendation of the Committee and are subject to the terms and conditions of the Amended and Restated SIP and of each recipient’s performance share unit agreement. The form of performance share unit agreement approved by the Committee to evidence both the PSUs and future awards of performance share units under the Amended and Restated SIP is filed herewith as Exhibit 10.24 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.12	Union Bankshares Corporation Stock and Incentive Plan (as amended and restated effective April 21, 2015) (incorporated by reference to Exhibit 99.1 to Form S-8 Registration Statement; SEC file no. 333-203580).

10.23	Form of Time-Based Restricted Stock Agreement under Union Bankshares Corporation Stock and Incentive Plan.

10.24	Form of Performance Share Unit Agreement under Union Bankshares Corporation Stock and Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNION BANKSHARES CORPORATION

Date: April 27, 2015	By:	/s/ Robert M. Gorman
Robert M. Gorman
Executive Vice President and Chief Financial Officer